Exhibit 1.2

PLACEMENT AGENCY AGREEMENT

November 16, 2016

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

Weatherford International public limited company, an Irish public limited company (the “Company”), proposes, subject to the terms and conditions of this Placement Agency Agreement (the “Agreement”) and the Subscription Agreements (defined below), to issue and sell to certain investors (each an “Investor” and collectively the “Investors”) (i) up to an aggregate of 84,500,000 shares (the “Shares”) of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”), and (ii) a warrant to purchase up to an additional 84,500,000 Ordinary Shares (the “Warrants”), in an offering under its registration statement on Form S-3 (Registration No. 333-194431). The Shares and Warrants will be issued separately.

The Ordinary Shares issuable upon exercise of the Warrants are referred to herein as the “Warrant Shares.” The Shares, the Warrants and the Warrant Shares are referred to herein, collectively, as the “Securities.” The Securities are more fully described in the Final Prospectus. The Company desires to engage J.P. Morgan Securities LLC as the placement agent in connection with such issuance and sale of the Securities.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 16 hereof.

The Company hereby confirms its agreement with you as follows:

Section 1. Agreement to Act as Placement Agent.

(a) On the basis of the representations, warranties and agreements of the Company herein contained, and subject to all the terms and conditions of this Agreement, J.P. Morgan Securities LLC shall be the Company’s exclusive placement agent (in such capacity, the “Placement Agent”), acting on a reasonable best efforts basis, in connection with the issuance and sale by the Company of the Securities to the Investors in a proposed offering pursuant to the Registration Statement, with the terms of the offering to be subject to market conditions and negotiations among the Company, the Placement Agent and the prospective Investors (such offering shall be referred to herein as the “Offering”). As compensation for services rendered, and provided that any of the Securities are sold to Investors in the

Offering, on the Closing Date (as defined in Section 1(c) hereof) of the Offering, the Company shall pay to the Placement Agent an amount in the aggregate equal to 1.85% of the gross proceeds received by the Company from the sale of the Shares (the “Placement Fee”). The Placement Agent will not receive any fees in connection with the sale or exercise of the Warrants. The sale of the Securities shall be made pursuant to subscription agreements in the form included as Exhibit A-2 hereto (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) on the terms described on Exhibit B hereto. The Company shall have the sole right to accept offers to purchase the Securities and may reject any such offer in whole or in part.

(b) This Agreement shall not give rise to any commitment by the Placement Agent to purchase any of the Securities, and the Placement Agent shall have no authority to bind the Company to accept offers to purchase the Securities. The Placement Agent shall act on a reasonable best efforts basis and does not guarantee that it will be able to raise new capital in the Offering. The Placement Agent may retain other brokers or dealers to act as sub-agents on its behalf in connection with the Offering, the fees of which shall be paid out of the Placement Fee. Prior to the earlier of (i) the date on which this Agreement is terminated and (ii) the Closing Date, the Company shall not, without the prior written consent of the Placement Agent, solicit or accept offers to purchase Securities (other than pursuant to the exercise of options or warrants to purchase Ordinary Shares that are outstanding at the date hereof) otherwise than through the Placement Agent in accordance herewith.

(c) Payment of the purchase price for, and delivery of, the Securities shall be made at a closing (the “Closing”) at the offices of Morrison & Foerster LLP, counsel for the Placement Agent, located at 250 West 55th Street, New York, New York, at 10:00 a.m., New York City time, on or before November 21, 2016 or at such time on such other date as may be agreed upon in writing by the Placement Agent and the Company (such date of payment and delivery being herein called the “Closing Date”). All such actions taken at the Closing shall be deemed to have occurred simultaneously. No Shares and Warrants which the Company has agreed to sell pursuant to this Agreement and the Subscription Agreements shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares and Warrants shall have been delivered to the Investor thereof against payment therefor by such Investor. If the Company shall default in its obligations to deliver the Shares and Warrants to an Investor whose offer it has accepted, the Company shall indemnify and hold the Placement Agent harmless against any loss, claim or damage incurred by the Placement Agent arising from or as a result of such default by the Company.

(d) On the Closing Date and on each closing date of the purchase and sale of Warrant Shares, (i) the Company shall deliver, or cause to be delivered, the Securities to the Investors or their designees, and the Investors shall deliver, or cause to be delivered, the purchase price for their respective Securities to the Company pursuant to the terms of the Subscription Agreements, “delivery versus payment” through the facilities of The Depository Trust Company and (ii) the Company will wire the amounts owed to the Placement Agent as provided in this Agreement.

(e) The Securities shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company.

Section 2. Representations, Warranties and Agreements of the Company.

The Company hereby represents, warrants and covenants to the Placement Agent as of the date hereof, and as of the Closing Date, as follows:

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405,

on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act, and, except to the extent the Placement Agent shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Placement Agent specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), which information the parties hereto agree is limited to the Placement Agent Information (as defined in Section 6 hereof).

(c) (i) The Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent Information.

(d) (i) At the time of filing the Registration Statement and (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), the Company was a Well-Known Seasoned Issuer (as defined in Rule 405). The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) [Reserved]

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement or the Disclosure Package, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use therein, which information the parties hereto agree is limited to the Placement Agent Information.

(g) The interactive data in the eXtensible Business Reporting Language included as an exhibit to the Registration Statement and the documents incorporated by reference therein fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(h) The Company has not distributed and will not distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus included in Schedule I hereto, any Permitted Free Writing Prospectus or the Registration Statement.

(i) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Final Prospectus and the Disclosure Package (collectively, the “Incorporated Documents”) at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in such Registration Statement, Final Prospectus or Disclosure Package, as the case may be, at the time the Registration Statement became effective, at the time the Final Prospectus was issued, at the Execution Time and at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(j) The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Final Prospectus are an independent registered public accounting firm as required by the Act.

(k) The consolidated financial statements included in the Registration Statement, the Final Prospectus and the Disclosure Package present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified all prepared in conformity with generally accepted accounting principles (“GAAP”) (subject, in the case of interim statements, to normal year-end audit adjustments); the consolidated financial statements and the related financial statement schedules included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission; and the Company has no material contingent obligation that is not disclosed in such financial statements or in the Registration Statement, Final Prospectus or Disclosure Package. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The capitalization table and the ratio of earnings to fixed charges included in the Final Prospectus and Disclosure Package present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

(l) Since the respective dates as of which information is given in the Registration Statement, the Final Prospectus and the Disclosure Package, except as otherwise stated therein, (A) there has been no material adverse change in the consolidated financial position, shareholders’ equity, results of operations or business of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(m) The Company has been duly organized and is validly existing as an Irish public limited company in good standing (to the extent applicable) and has company power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus and the Disclosure Package and to enter into and perform its obligations under this Agreement; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(n) All of the subsidiaries (as defined in Rule 405) of the Company have been duly incorporated or formed and are validly existing as corporations, limited liability companies, limited partnerships or other forms of entities, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation or formation (to the extent applicable), have the requisite power and authority to own their respective properties and conduct their respective businesses, are duly qualified to do business and are in good standing as foreign corporations, limited liability companies, limited partnerships or other forms of entities in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(o) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Final Prospectus; the capital stock of the Company conforms to the description thereof contained in the Disclosure Package and the Final Prospectus; the outstanding Ordinary Shares have been duly and validly authorized and issued and are fully paid and nonassessable; the Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the Investors pursuant to the Subscription Agreements, will be fully paid and nonassessable and conform to the description thereof contained in the Disclosure Package and the Final Prospectus; any certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Disclosure Package and the Final Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The Warrants have been duly and validly authorized and issued and conform to the description thereof contained in the Disclosure Package and the Final Prospectus. The Warrant Shares have been duly authorized and reserved for issuance and, when issued and delivered to and paid for by the Investors upon valid exercise of the Warrants and subject to the terms and conditions set forth in the applicable Subscription Agreement, will be validly issued, fully paid and nonassessable, and will not be subject to preemptive or similar rights. The Warrant Shares, when so issued, will conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus.

(p) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(q) This Agreement has been duly authorized, executed and delivered by the Company.

(r) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, constitution, memorandum and articles of association or bye-laws or similar governing document, as applicable, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, lease or other agreement or instrument to which it is a party or by which it is bound or which any of its properties or assets may be subject (collectively, “Agreements and Instruments”) or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except with respect to (ii) or (iii), for any such violations or defaults that would not be reasonably likely, singly or in the aggregate, to have a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Disclosure Package and the Final Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder, and the fulfillment of the terms hereof, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, the Agreements and Instruments, (ii) result in any violation of the provisions of the charter, constitution, memorandum and articles of association, organizational regulations or bye-laws (or similar governing document) of the Company or any of its subsidiaries or (iii) result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations; except for such conflict, breach, violation or default which would, for purposes of clauses (i) and (iii) above, either individually or in the aggregate, not have a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(s) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which would reasonably be expected to have a Material Adverse Effect; and there are no significant unfair labor practice complaints pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them.

(t) With respect to the ordinary share options (the “Ordinary Share Options”) granted pursuant to the ordinary share-based compensation plans of the Company and its subsidiaries (the “Company Ordinary Share Plans”), (i) each grant of an Ordinary Share Option was duly authorized no later than the date on which the grant of such Ordinary Share Option was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by each party thereto, and (ii) each such grant was made in accordance with the terms of the Company Ordinary Share Plans, the Act, the Exchange Act and all other applicable laws and regulatory rules or requirements. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company of granting Ordinary Share Options prior to, or otherwise coordinating the grant of Ordinary Share Options with, the release or other public announcement of material information regarding the Company or its subsidiaries or their results of operations or prospects.

(u) Except as described in the Registration Statement, the Final Prospectus and the Disclosure Package, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Final Prospectus, or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Final Prospectus or the Disclosure Package, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(v) There are no contracts or documents which are required to be described in the Registration Statement, the Final Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(w) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except where such conflict could not reasonably be expected to have a Material Adverse Effect.

(x) None of the Company or any of its affiliates has taken, nor will the Company or any of its affiliates take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) as may be required under the Act or state or securities laws; (B) the listing of the Securities on the New York Stock Exchange or (C) as have already been made, obtained or rendered, as applicable, and except where the failure to so make, obtain or render, singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder.

(z) The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental

Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(aa) The Company and its subsidiaries have good and indefeasible title in fee simple to all real property owned by the Company or its subsidiaries, as applicable, and good and valid title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Disclosure Package and the Final Prospectus, are in full force and effect, and neither the Company nor any of its subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except such as (a) are described in the Disclosure Package and the Final Prospectus or (b) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(bb) Except as described in the Registration Statement, the Final Prospectus and the Disclosure Package, there are no stock, transfer taxes, stamp duties or other similar fees or charges under Federal law or the laws of Ireland or Switzerland or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance, sale or delivery by the Company of the Securities.

(cc) All material tax returns required to be filed by the Company have been timely filed or are in the process of being filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from the Company have been timely paid, other than such tax returns, taxes or other assessments (i) being contested in good faith or (ii) for which adequate reserves have been provided.

(dd) Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus, will be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the U.S. Investment Company Act of 1940, as amended (the “1940 Act”).

(ee) Except as described in the Registration Statement, the Final Prospectus and the Disclosure Package and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(ff) Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Final Prospectus and the Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Final Prospectus or the Disclosure Package; and, since such date, there has not been any material change in the share capital or long-term debt of the Company or any of its subsidiaries, or any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings or business of the Company or its subsidiaries, otherwise than as set forth or contemplated in the Registration Statement, the Final Prospectus or the Disclosure Package.

(gg) The Company and its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as they reasonably deem sufficient for the conduct of their respective businesses and the value of their respective properties, and neither the Company nor any of its subsidiaries has received notice of cancellation or non-renewal of such insurance.

(hh) Each of the Company and its subsidiaries (i) makes and keeps books and records, which accurately reflect transactions and dispositions of its assets, and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s general and specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general and specific authorization and (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals.

(ii) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a violation or a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries and, to the knowledge of the Company and its affiliates, have conducted their business in compliance with the Foreign Corrupt Practices Act of 1977 and have instituted and maintain policies and procedures to ensure compliance therewith. No part of the proceeds of the Offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes of all applicable jurisdictions and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the Offering, whether as placement agent, advisor, investor or otherwise).

(mm) Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Company or any of its subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

(nn) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to its management, including its principal executive officer and its principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(oo) Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there has not been (i) any significant deficiency in the design or operation of internal controls which could adversely affect the ability of the Company to record, process, summarize and report financial data nor any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company. Since the date of the latest audited financial statements included or incorporated by reference in the Final Prospectus, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has designed and maintains internal control over financial reporting (as such term is defined in Rules 13a-15(f) and Rules 15d-15(f) under the Exchange Act, referred to herein as “Reporting Controls”), and the Reporting Controls are (i) designed to, and sufficient to, provide reasonable assurance (A) that transactions are executed in accordance with management’s general or specific authorizations; (B) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) that access to assets is permitted only in accordance with management’s general or specific authorization; (D) that the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and include, without limitation, those processes specifically referred to in Rule 13a-15(f) and Rule 15d-15(f) and (ii) to the knowledge of the Company, effective to perform the functions for which they are maintained.

Any certificate signed by any officer of the Company and delivered to the Placement Agent or its counsel in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Placement Agent.

Section 3. Covenants.

The Company covenants and agrees with the Placement Agent as follows:

(a) Reporting Obligations; Exchange Act Compliance. The Company will (i) file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rules 430B and 430C, as applicable, (ii) file any Issuer Free Writing Prospectus to the extent required by Rule 433, if applicable, (iii) file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to the date of the Final Prospectus and during such period as the Final Prospectus would be required by law to be delivered in connection with the Offering (whether physically or through compliance with Rule 172 or any similar rule) (the “Prospectus Delivery Period”), and (iv) furnish copies of each Issuer Free Writing Prospectus, if any, (to the extent not previously delivered) to the Placement Agent prior to 11:00 a.m. Eastern time, on the second business day next succeeding the date of this Agreement in such quantities as the Placement Agent shall reasonably request.

(b) [Reserved]

(c) Amendments or Supplements. The Company will not, during the Prospectus Delivery Period in connection with the Offering contemplated by this Agreement, file any amendment or supplement to the Registration Statement or the Final Prospectus unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have reasonably objected thereto in good faith.

(d) Free Writing Prospectuses. The Company will (i) not make any offer relating to the Securities that would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission under Rule 433 unless the Placement Agent approves its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Placement Agent hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule I hereto, (ii) treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the

Commission, legending and record keeping and (iv) not take any action that would result in the Placement Agent or the Company being required to file with the Commission pursuant to Rule 433(d) a free writing prospectus prepared by or on behalf of the Placement Agent that the Placement Agent otherwise would not have been required to file thereunder. The Company will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(e) Notice to Placement Agent. The Company will notify the Placement Agent promptly, and will, if requested, confirm such notification in writing: (i) of the receipt of any comments of, or requests for additional information from, the Commission; (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Final Prospectus; (iii) of the time and date when any post-effective amendment to the Registration Statement becomes effective; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or any order preventing or suspending the use of any prospectus included in the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (v) of receipt by the Company of notice from the Commission that the Company has become the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities; and (vi) of receipt by the Company of any notification with respect to any suspension or the approval of the Shares and Warrant Shares from any securities exchange upon which they are listed for trading or included or designated for quotation, or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance or invocation of any such stop order, suspension or proceeding by the Commission and, if any such stop order, suspension or proceeding is so issued or invoked, to obtain as soon as possible the withdrawal or removal thereof.

(f) Filing of Amendments or Supplements. If, during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package) in order to make the statements therein, in the light of the circumstances when the Final Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, not misleading, or if, in the reasonable opinion of counsel for the Placement Agent, it is necessary to amend or supplement the Final Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Placement Agent, either amendments or supplements to the Final Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package) so that the statements in the Final Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package) as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package) is delivered to an Investor, be misleading or so that the Prospectus (or, if the Final Prospectus is not yet available to prospective purchasers, the Disclosure Package), as amended or supplemented, will comply with law. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g) Delivery of Copies. The Company will deliver promptly to the Placement Agent and its counsel such number of the following documents as the Placement Agent shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits), (ii) copies of any Issuer Free Writing Prospectus, (iii) during the Prospectus Delivery Period, copies of the Final Prospectus (or any amendments or supplements thereto), (iv) any document incorporated by reference in the Final Prospectus (other than any such document that is filed with the Commission electronically via EDGAR or any successor system) and (v) all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Securities under the Act.

(h) Earnings Statement. As soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, the Company will make generally available to holders of its securities and deliver to the Placement Agent, an earnings statement of the Company (which need not be audited) that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities in the manner set forth in the Registration Statement, Disclosure Package and the Final Prospectus under the caption “Use of Proceeds.”

(j) Public Communications. Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Securities, without the prior written consent of the Placement Agent (such consent not to be unreasonably withheld, delayed or conditioned) unless in the reasonable judgment of the Company and its counsel, and after notification to the Placement Agent, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Placement Agent reasonable time to comment on such release or other communication in advance of such issuance.

(k) Lock-Up Period. For a period of 60 days after the date hereof (the “Lock-Up Period”), the Company will not directly or indirectly, (1) offer to sell, hypothecate, pledge, announce the intention to sell, contract to sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares, or any securities convertible into or exercisable or exchangeable for Ordinary Shares; (2) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Ordinary Shares or securities convertible into or exercisable or exchangeable for Ordinary Shares (except in connection with the Offering or in connection with a registration statement on Form S-8 relating to employee benefit plans); or (3) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clauses (1), (2) or (3) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise, without the prior written consent of the Placement Agent (which consent may be withheld in its sole discretion), other than (i) the Securities to be sold hereunder, (ii) the issuance of Ordinary Shares, options to acquire Ordinary Shares or other equity awards for Ordinary Shares pursuant to the Company’s employee benefit plans, qualified stock option plans or other employee compensation plans as such plans are in existence on the date hereof and the issuance of Ordinary Shares pursuant to the exercise, vesting or settlement of such options or other equity awards, and (iii) the issuance of Ordinary Shares pursuant to the exercise of the Warrants and other warrants or rights to purchase the Ordinary Shares outstanding or in existence on the date hereof. The Company agrees not to make any public announcement during the Lock-Up Period of any intention to undertake any of the transactions described in clauses (1), (2) or (3) above. The Company further agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period.

(l) Stabilization. The Company will not take directly or indirectly any action designed, or that might reasonably be expected to cause or result in, or that will constitute, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

(m) Investment Company Act. The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company to register as an investment company under the Investment Company Act.

(n) New York Stock Exchange. The Company will use its reasonable best efforts to maintain the listing of the Shares and the Warrant Shares on the New York Stock Exchange for so long as the Ordinary Shares are listed thereon.

Section 4. Costs and Expenses.

The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or reimburse if paid by the Placement Agent all costs and expenses incident to the performance of the Company’s obligations under this Agreement and in connection with the transactions contemplated hereby, including but not limited to costs and expenses of or relating to (i) the preparation, printing, filing, delivery and shipping of the Registration Statement, any Issuer Free Writing Prospectus, the Disclosure Package and the Final Prospectus, and any amendment or supplement to any of the foregoing and the printing and furnishing of copies of each thereof to the Placement Agent and dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Securities including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Securities and the printing, delivery, shipping of the certificates representing the Securities, (iii) the fees and expenses of any transfer agent or registrar for the Securities, (iv) fees, disbursements and other charges of counsel to the Company, (v) listing fees, if any, for the listing or quotation of the Shares and Warrant Shares on the New York Stock Exchange, (vi) fees and disbursements of the Company’s auditor incurred in delivering the letters described in Section 5(o) hereof, and (vii) the costs and expenses of the Company in connection with the marketing of the Offering and the sale of the Securities to prospective investors including, but not limited to, those related to any presentations or meetings undertaken in connection therewith.

It is understood that except as provided in this Section 4, Section 6 and Section 7 hereof, the Placement Agent shall pay all of their own expenses.

Section 5. Conditions of Placement Agent’s Obligations.

The obligations of the Placement Agent hereunder are subject to the following conditions:

(a) Filings with the Commission. The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) at or before 5:30 p.m., Eastern time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(b) [Reserved]

(c) No Stop Orders. Prior to the Closing: (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Act and no proceedings initiated under Section 8(d) or 8(e) of the Act for that purpose shall be pending or threatened by the Commission, and (ii) any request for additional information on the part of the Commission (to be included in the Registration Statement, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(d) No Section 8A Proceedings. No stop order suspending the qualification of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose or pursuant to Section 8A of the Act shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date.

(e) Action Preventing Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Securities.

(f) Objection of Placement Agent. No prospectus or amendment or supplement to the Registration Statement shall have been filed to which the Placement Agent shall have objected in writing, which objection shall not be unreasonable. The Placement Agent shall not have advised the Company that the Registration Statement, the Disclosure Package or the Final Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains, in the reasonable opinion of counsel for the Placement Agent, an untrue statement of fact which, in their reasonable opinion, is material, or omits to state a fact which, in their reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g) No Material Adverse Change. (i) Prior to the Closing, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company from that set forth in the Disclosure Package and the Final Prospectus that, in the Placement Agent’s judgment, is material and adverse and that makes it, in the Placement Agent’s judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Disclosure Package.

(ii) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the Nasdaq Stock Market, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the NYSE MKT or the over the counter market or the establishing on such exchanges or markets by the Commission or by such exchanges or markets of minimum or maximum prices that are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange Global Market or any other exchange or market or the establishing on any such market or exchange by the Commission or by such market of minimum or maximum prices that are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in the Final Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, that in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities in the manner contemplated in each of the Disclosure Package and the Final Prospectus.

(h) Representations and Warranties. Each of the representations and warranties of the Company contained herein shall be true and correct when made and on and as of the Execution Time and the Closing Date, as if made on such date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date), and all covenants and agreements herein contained to be performed on the part of the Company and all conditions herein contained to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(i) Lock-Up Agreements. On or before the Closing Date, the Company shall have obtained for the benefit of the Placement Agent the agreement, in the form set forth as Exhibit C hereto, of its directors and officers listed on Schedule II hereto (each a “Lock-Up Agreement” and collectively, the “Lock-Up Agreements”).

(j) Opinion of Counsel to the Company. The Placement Agent shall have received from Latham & Watkins LLP, counsel to the Company, such counsel’s written opinion and negative assurance letter, each addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth in Exhibit D-1 and Exhibit D-2, respectively, attached hereto.

(k) Opinion of Special Irish Counsel. The Placement Agent shall have received from Matheson, special Irish counsel to the Company, such counsel’s written opinion, addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth in Exhibit E attached hereto.

(l) Opinion of General Counsel. The Placement Agent shall have received from the Executive Vice President, General Counsel and Corporate Secretary of the Company, such counsel’s written opinion, addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth in Exhibit F attached hereto.

(m) Opinion of Special Advisor. The Placement Agent shall have received from PricewaterhouseCoopers AG, Switzerland, special advisor to the Company, such firm’s written opinion, addressed to the Placement Agent and dated the Closing Date, in form and substance as set forth in Exhibit G attached hereto.

(n) Opinion of Counsel to the Placement Agent. The Placement Agent shall have received a favorable opinion of Morrison & Foerster LLP, counsel for the Placement Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(o) Opinion of Special Irish Counsel to the Placement Agent. The Placement Agent shall have received a favorable opinion of A&L Goodbody, special Ireland counsel for the Placement Agent, dated the Closing Date, in form and substance reasonably satisfactory to the Placement Agent.

(p) Comfort Letter. The Placement Agent shall have received from KPMG LLP letters dated, respectively, the date of the Final Prospectus and the Closing Date, and addressed to the Placement Agent in customary forms reasonably satisfactory to the Placement Agent, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Final Prospectus and the Permitted Free Writing Prospectuses relating to the Company, if any.

(q) Officers’ Certificate. The Placement Agent shall have received on the Closing Date a certificate of the Company, addressed to the Placement Agent and dated the Closing Date, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration

Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) each of the representations, warranties and agreements of the Company in this Agreement were true and correct when originally made and are true and correct as of the Execution Time and the Closing Date (except that those representations and warranties that address matters only as of a particular date shall remain true and correct as of such date); and the Company has complied with all agreements and satisfied all the conditions on its part required under this Agreement to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus shall have been issued, and no proceedings for that purpose shall be pending or to their knowledge, threatened by the Commission or any state or regulatory body; and

(iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(r) [Reserved]

(s) Other Filings with the Commission. The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the transactions contemplated hereby, including as an exhibit thereto this Agreement.

(t) New York Stock Exchange. The Shares and Warrant Shares shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Placement Agent.

(u) Additional Documents. Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

The documents required to be delivered by this Section 5 shall be delivered at the office of Latham & Watkins LLP, special counsel to the Company, at 811 Main Street, Suite 3700, Houston, Texas 77002, on the Closing Date.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Placement Agent by notice to the Company at any time prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6 and Section 7 hereof shall at all times be effective and shall survive such termination.

Section 6. Indemnification and Contribution.

(a) Indemnification of the Placement Agent. The Company agrees to indemnify and hold harmless the Placement Agent, its affiliates, directors, officers and employees, and agents who have or who are alleged to have participated in the distribution of the Securities as Placement Agent and each person who controls the Placement Agent within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Placement Agent Information. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Indemnification of the Company. The Placement Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Placement Agent furnished to the Company expressly for use in and used in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus ;provided, that the parties hereto hereby agree that such information provided by the Placement Agent consists solely of the second sentence of the second paragraph under the heading “Plan of Distribution (Conflicts of Interest)” in the Final Prospectus (collectively, the “Placement Agent Information”).

(c) Notice and Procedures. Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party; provided, however, that an indemnifying party shall not be liable for the fees and expenses of more than one such separate counsel (in addition to local counsel) in connection with any proceeding or related proceeding in the same jurisdiction. An indemnifying party shall not be liable for any settlement of any proceeding effected without its consent (which consent shall not be unreasonably withheld). Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 6(a) or (b) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days before such settlement is entered into and (iii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request or disputed in good faith the indemnified party’s entitlement to such reimbursement prior to the date of such settlement. An indemnifying party will not, without the prior written consent (which consent shall not be unreasonably withheld) of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) Contribution. In the event that the indemnity provided in paragraph (b) or (c) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Placement Agent severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Placement Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Placement Agent on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Placement Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Placement Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Placement Agent shall be deemed to be equal to the Placement Fee, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall the Placement Agent be required to contribute any amount in excess of the amount by which the Placement Fee received by the Placement Agent with respect to the offering of the Securities exceeds the amount of any damages that the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6, each person who controls the Placement Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of the Placement Agent shall have the same rights to contribution as the Placement Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) Representations and Agreements to Survive Delivery. The obligations of the Company under this Section 6 shall be in addition to any liability which the Company may otherwise have. The indemnity and contribution agreements of the parties contained in this Section 6 and the covenants, warranties and representations of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Placement Agent, any person who controls the Placement Agent within the meaning of either the Act or the Exchange Act or any affiliate of the Placement Agent, or by or on behalf of the Company, its directors or officers or any person who controls the Company within the meaning of either the Act or the Exchange Act, and (iii) the issuance and delivery of the Securities. The Company and the Placement Agent agree promptly to notify each other of the commencement of any proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Securities, or in connection with the Registration Statement, the Disclosure Package or the Final Prospectus.

Section 7. Termination.

(1) If this Agreement shall be terminated by the Placement Agent pursuant to Section 5 hereof or (2) the sale of the Securities to Investors is not consummated because of any failure, refusal or inability on the part of the Company to comply with the terms or perform any agreement or obligation of this Agreement or any Subscription Agreement, other than by reason of a default by the Placement Agent, the Company will, in addition to paying the amounts described in Section 4 hereof, reimburse the Placement Agent for all of its reasonable, documented and actual out-of-pocket disbursements (including, but not limited to, the reasonable and documented fees and disbursements of its outside counsel).

Section 8. Notices.

All statements, requests, notices and agreements hereunder shall be in writing or by facsimile, and:

(a) if to the Placement Agent, shall be delivered or sent by mail, telex or facsimile transmission to:

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Attention: Equity Syndicate Desk

Facsimile No.: (212) 622-8358

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP

250 West 55th Street

New York, New York 10019

Attention: Anna Pinedo, Esq.

Facsimile No.: (212) 468-7900

(b) if to the Company shall be delivered or sent by mail, telex or facsimile transmission to:

Weatherford International public limited company

Bahnhofstrasse 1

Baar, 6340, Switzerland

Attention: General Counsel

Email: legalweatherford@weatherford.com

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, Texas 77002

Attention: Sean T. Wheeler

Email: Sean.Wheeler@lw.com

Any such notice shall be effective only upon receipt. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

Section 9. Persons Entitled to Benefit of Agreement.

This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation, other than the persons, firms or corporations mentioned in the preceding sentence, any legal or equitable remedy or claim under or in respect of this Agreement, or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser of the Securities by reason merely of such purchase.

Section 10. Governing Law.

This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Section 11. No Fiduciary Relationship.

The Company acknowledges and agrees that the Placement Agent shall act as an independent contractor, and not as a fiduciary, and any duties of the Placement Agent with respect to providing investment banking services to the Company, including the offering of the Securities contemplated hereby (including in connection with determining the terms of the Offering), shall be contractual in nature, as expressly set forth herein, and shall be owed solely to the Company. Each party hereto disclaims any intention to impose any fiduciary or similar duty on any other party hereto. Additionally, the Placement Agent has not acted as a financial advisor, nor has advised or is advising, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the transactions contemplated hereby. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Placement Agent shall have no responsibility or liability to the Company with respect thereto. Any review by the Placement Agent of the Company, the transactions contemplated hereby or other matters relating to such transactions has been and will be performed solely for the benefit of the Placement Agent and has not been and shall not be performed on behalf of the Company or any other person. It is understood that the Placement Agent has not and will not be rendering an opinion to the Company as to the fairness of the terms of the Offering. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Placement Agent may have financial interests in the success of the Offering contemplated hereby that are not limited to the Placement Fee. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of fiduciary duty.

Section 12. Headings.

The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 13. Amendments and Waivers.

No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 14. Submission to Jurisdiction.

By the execution and delivery of this Agreement, the Company submits to the non-exclusive jurisdiction of any federal or New York State court located in the City of New York in any suit or proceeding arising out of or relating to the Securities or this Agreement. Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court in the City of New York, or any appellate court with respect to any of the foregoing. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court (including, without limitation, any court in the United States, the State of New York, Ireland, Switzerland or any political subdivision thereof) or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property or assets, this Agreement, or any other actions to enforce judgments in respect of any thereof, the Company hereby irrevocably waives such immunity, and any defense based on such immunity, in respect of their respective obligations under the above-referenced documents and the transactions contemplated thereby, to the fullest extent permitted by law.

In addition to the foregoing, the Company agrees to irrevocably appoint CT Corporation Systems as its authorized agent on which any and all legal process may be served in any such action, suit or proceeding brought in the courts specified in the preceding paragraph. The Company agrees that service of process in respect of it upon such agent shall be deemed to be effective service of process upon it in any such action, suit or proceeding. The Company agrees that the failure of such agent to give notice to it of any such service shall not impair or affect the validity of such service or any judgment rendered in any such action, suit or proceeding based thereon. If for any reason such agent shall cease to be available to act as such, the Company agrees to irrevocably appoint another such agent in New York City as its authorized agent for service of process, on the terms and for the purposes of this Section 14. Nothing herein shall in any way be deemed to limit the ability of the Placement Agent or any other person to serve any such legal process in any other manner permitted by applicable law or to obtain jurisdiction over the Company or bring actions, suits or proceedings against it in such other jurisdiction, and in such matter, as may be permitted by applicable law.

Section 15. Counterparts.

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart by facsimile shall be effective as delivery of a manually executed counterpart thereof.

Section 16. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the price to the public and the number of Securities to be included on the cover page of the Final Prospectus, and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 462(b)” and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

WEATHERFORD INTERNATIONAL PLC, an Irish public limited company

By:	/s/ Mark Rothleitner
Name: Mark Rothleitner
Title: Vice President and Treasurer

Accepted as of the date first above written:

J.P. MORGAN SECURITIES LLC

By:	/s/ Ricardo McKenzie
Name: Ricardo McKenzie
Title: Executive Director

Schedule I

Issuer Free Writing Prospectuses

None

Schedule II

Directors and Officers Executing Lock-Up Agreements

David J. Butters

John D. Gass

Francis S. Kalman

William E. Macauley

Robert K Moses, Jr.

Dr. Guillermo Ortiz

Sir Emyr Jones Parry

The Honorable Robert A. Rayne

Mohamed A. Awad

Krishna Shivram

Douglas M. Mills

Christina M. Ibrahim

Dr. Mario Ruscev

Exhibit B

Pricing Information

Number of Ordinary Shares: 84,500,000

Offering Price per Ordinary Share: $5.40

Number of Ordinary Shares Underlying Warrant: 84,500,000

Exercise Price of Warrant: $6.43

Placement Fee: 1.85% of the gross proceeds from the sale of the Shares

Exhibit C

Form of Lock-Up Agreement

November 16, 2016

J. P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Re:    Weatherford International public limited company — Public Offering

Ladies and Gentlemen:

The undersigned understands that you propose to enter into a placement agency agreement (the “Placement Agency Agreement”) with Weatherford International public limited company, an Irish public limited company (the “Company”), providing for the public offering (the “Public Offering”) by the Company, of (i) its ordinary shares, par value $0.001 (the “Ordinary Shares”), and (ii) warrants to purchase Ordinary Shares (the “Warrants” and, together with the Ordinary Shares, the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Placement Agency Agreement.

In consideration of the Placement Agent’s agreement to participate in the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J. P. Morgan Securities LLC (the “Placement Agent”), the undersigned will not, during the period ending 60 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares (including without limitation, Ordinary Shares or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Ordinary Shares or any security convertible into or exercisable or exchangeable for Ordinary Shares, in each case other than (A) transfers of Ordinary Shares as a bona fide gift or gifts, (B) Ordinary Shares sold by the undersigned pursuant to a trading plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Exchange Act”) in existence on the date hereof and (C) distributions of Ordinary Shares to members or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (A) or (B), each donee or distributee shall execute and deliver to the Placement Agent a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (A) or (B), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 60-day period referred to above). The undersigned agrees not to make any public announcement during the Lock-Up Period of any intention to undertake any of the transactions described in clauses (1), (2) or (3) above.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Placement Agency Agreement does not become effective by November 30, 2016, or if the Placement Agency Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Placement Agent is entering into the Placement Agency Agreement and participating in the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,
[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit D-1

Form of Legal Opinion of Latham & Watkins LLP

[To be provided to Placement Agent]

Exhibit D-1

Form of Negative Assurance Letter of Latham & Watkins LLP

[To be provided to Placement Agent]

Exhibit E

Form of Legal Opinion of Matheson

[To be provided to Placement Agent]

Exhibit F

Form of Legal Opinion of the Executive Vice President, General Counsel and Corporate

Secretary of the Company

[To be provided to Placement Agent]

Exhibit G

Form of Legal Opinion of PwC Switzerland, Special Advisor to the Company

[To be provided to Placement Agent]